Exhibit 99.2

Operator:
Good morning and welcome to AspenBio Pharma’s July 2010 Update Conference Call. My name is OPERATOR and I will be the operator on today’s call.  Before we begin our discussion, I would like to caution listeners that today’s speakers will be making forward-looking statements.
This conference call includes "forward-looking statements" of AspenBio Pharma, Inc., or APPY, as defined by the Securities and Exchange Commission. All statements, other than statements of historical fact, included in the conference call that address activities, events or developments that APPY believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APPY believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APPY. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including actual trial results, the ability to successfully complete the clinical trials required for FDA submission, obtain FDA approval for, cost effectively manufacture and generate revenues from the appendicitis test and other products, execute agreements required to successfully advance the company's objectives, retain the scientific management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realization of intangible assets. Furthermore, APPY does not intend, and is not obligated, to update publicly any forward-looking statements. The contents of this conference call should be considered in conjunction with the warnings and cautionary statements contained in APPY's recent filings with the SEC.

I’ll now turn the call over to Steve Lundy, Chief Executive Officer and Director of AspenBio Pharma. At the conclusion of the Company’s prepared remarks, the call will be opened for a question and answer session. Mr. Lundy?

Steve Lundy:
Thank you <<Operator>>. Good morning and thank you for joining us. With me on the call today from Aspen are Dr. Robert Caspari, Chief Medical Officer and Chief Operating Officer, Daryl Faulkner, Executive Chairman and Jeff McGonegal, Chief Financial Officer. Also with us on the call is one of our top clinical investigators, Dr. Roger Lewis. Dr. Lewis is a highly experienced emergency department physician and Professor at the David Geffen School of Medicine at UCLA and Vice Chair for Academic Affairs in the Department of Emergency Medicine at Harbor-UCLA Medical Center.

Yesterday afternoon, after the close of market, Aspen issued a press release outlining the results of the 2010 AppyScore™ clinical trial and our planned next steps. On today’s call, we will walk you through the data, outline the work that was done to fully analyze the 2010 trial results and detail next steps including the FDA filing status and the ongoing development of AppyScore. At the conclusion of the call, we will be happy to take your questions.

As you read in our release, the Statistical Analysis Report of the 2010 AppyScore™ ELISA-based clinical trial showed higher sensitivity and negative predictive value—or NPV—but lower specificity than the 2008 ELISA-based study. Also, while overall prevalence of appendicitis was similar to that seen in the previous trial, the Statistical Analysis Report showed a wider range in prevalence of acute appendicitis between sites than had been anticipated. A rigorous analysis of this data-set over the last month has been AspenBio’s highest priority and was invaluable in helping us more fully understand the performance of the assay in the context of the trial. The parties involved in this extensive analysis beyond the Aspen in-house team included an independent statistician, our FDA consultants, our Medical Advisory Board, Dr. Lewis and a subcommittee of our board of directors with experience in diagnostics or the FDA clearance process.

This group, led by Dr. Robert Caspari, Aspen’s Chief Medical Officer and Chief Operating Officer, conducted an exhaustive review of all possible factors that could have impacted the trial results and ultimately determined that there was an upward shift in AppyScore test values that occurred in the pre-measurement phase between blood draw at the hospital and the analysis at the central laboratory, which involved time and transportation. This resulted in AppyScore test values that systematically increased—corresponding with a higher level of false positives than anticipated and, accordingly, decreased specificity. Dr. Lewis, who was intimately involved in not only the trial but also the subsequent analysis, is going to walk you through the results and the post-hoc analysis in much greater detail, but before I turn the call over to him, I’d like to provide some background on how the recently completed AppyScore ELISA-based trial fits within the overall strategy for our appendicitis diagnostics program.

As previously stated in public disclosures, it was not Aspen’s intent to take the ELISA test to market but to utilize the approval of this test to gain clinical experience and to establish a regulatory predicate to obtain FDA clearance for the cassette-based test. Our ultimate goal has been to launch a hospital based cassette test that enables hospital labs to run results on-site and provide these results within one hour to the emergency department. We are well into the process of developing this platform and anticipate completion of the development process by year-end.

While we are disappointed that the ELISA-based clinical trial will not result in an FDA submission, based on the retrospective analysis we conducted, we continue to believe that the AppyScore test could be a potentially meaningful clinical tool to evaluate patients presenting to the emergency department with suspected appendicitis. We also believe the cassette-based test will eliminate the issues encountered with the ELISA-test in this most recent trial and look forward to furthering the development of this cassette-test. I will walk you through our development plans for the cassette-based test in a few minutes, but first I’d like to ask Robert to introduce Dr. Lewis. Robert?

Robert Caspari:
Thank you Steve. As already mentioned, Dr. Lewis is a practicing physician in emergency medicine and he also has the unique distinction of being an accomplished statistician.We are very fortunate to have the benefit of Roger’s perspective as clinician, statistician and investigator at one of our study sites. Dr. Lewis has been an integral member of the team investigating the data and interpreting all of the additional analyses which were done, so I’m very pleased to introduce Dr. Lewis who will take you through the process over the last few months and explain what we learned. Dr. Lewis?

Dr. Lewis:
Thank you Robert. The rapid and accurate diagnosis of appendicitis in the emergency department setting is challenging, because the early symptoms of appendicitis are similar to many other diseases and there is no blood test available which is both sensitive and specific for the disease. To manage this diagnostic uncertainty, emergency physicians use historical information, physical exam findings, and laboratory tests to risk stratify patients. Patients whose clinical features and routine tests demonstrate that they are very likely to have appendicitis often undergo appendectomy without further testing. At the other extreme, patients who have a very low risk of having appendicitis may be allowed to return home with instructions to return to the emergency department should their symptoms worsen. There is also a substantial group of patients at intermediate risk for whom CT scans are routinely used to rule in or rule out the diagnosis.

The potential clinical value of AppyScore is in its negative predictive value. If cleared, it could be used to help define those patients with a low likelihood of having acute appendicitis and allow the physician to forgo ordering a CT scan and manage the patient with inpatient or with outpatient observation. This would provide significant benefit by allowing some patients to avoid the risks of radiation, reduce the time spent in the emergency department getting a CT scan and reduce the cost of imaging and resource utilization.

With that context in place, let me now walk you through the trial. The 2010 AppyScore ELISA-based clinical trial was conducted at 13 teaching and community-based hospitals around the US and enrolled 859 patients with right lower quadrant abdominal pain suspicious for acute appendicitis. A blood sample for AppyScore testing was obtained for each patient when the initial blood work was ordered but was not used for clinical decision making. Clinical truth for having acute appendicitis was determined by review of appendix specimens by three blinded pathologists and by follow-up of discharged patients for 2 weeks. The trial was initiated in August 2009 and concluded in March 2010.

The initial analysis of the data was conducted in accordance with Aspen’s pre-specified statistical analysis plan and the results remained blinded to all AspenBio personnel until the report was released by the independent statistician at the end of May 2010. The focus of the analysis was on the primary endpoint—the performance characteristics of the AppyScore ELISA-based test alone— and the secondary endpoints, namely the performance of the test plus white blood cell count and the performance of the test plus neutrophil count. The cutoff used in the 2010 trial was pre-specified in the statistical analysis plan to be 14 AppyScore units and this value was derived from the 2008 clinical trial data to optimize the sensitivity and NPV of AppyScore. The cut-off is an established value for diagnostic tests, based on the patient population tested. A test result below the cut-off is considered normal and a result above the cut-off is considered abnormal and usually warrants further evaluation.

Let me now cover what the initial performance results for AppyScore were in the statistical report: the sensitivity was 96%; the negative predictive value or NPV was 92% and the specificity was 16%.

While the sensitivity and NPV performed well and were very encouraging, the low specificity was surprising and inconsistent with the 2008 clinical trial, and below expectations for a successful diagnostic product. There was also a wider range in the prevalence of acute appendicitis between study sites than had been anticipated: the overall prevalence was 27%, very much in line with what had been seen in past studies, however the range was from 6 to 40%. These two unexpected factors led the company to decide to conduct a much wider range of analyses than those pre-specified in the statistical analysis plan in order to understand why some of the variable and surprising results were seen.

After several weeks of detailed analysis, we determined that the variability in prevalence did not have a clinically meaningful impact on the performance of the assay. An audit of protocol compliance confirmed the sites complied with the study protocol and patient enrollment criteria, which was also verified by the independent monitors who inspected sites on a regular basis. We believe that the wide range of prevalence reported is an indication of the clinical challenge of diagnosing appendicitis and factors considered and judgments used by independent emergency department physicians in evaluating the cases.

The Company also performed significant secondary analyses to understand the change in specificity from the 2008 trial. Aspen and its consultant clinicians and statisticians began to suspect that the analytical measurement of AppyScore performed correctly, but the values generated were not accurate. Specifically, we believe the study had been well conducted at the sites, however actual AppyScore values being generated were falsely elevated.

This analysis identified two causal factors that are believed to have led to this shift—first, variables related to the transportation shipping conditions and second, the length of sample delivery time from the hospital sites across the country where the samples were drawn to the central laboratory that analyzed the samples. Let me explain why we think this occurred and our current understanding of what happened.

One of the differences between the current study and prior work is the fact that samples in the 2010 study were not processed immediately and locally but, instead, were shipped via courier to a central lab on the east coast. Samples were processed within 48 hours of being drawn and if samples were more than 48 hours old, they were discarded. Stability studies were conducted prior to the 2010 trial and were reassessed as part of the post hoc analysis.

Statistical analysis of test blood samples has demonstrated that samples analyzed at the end of draw and then shipped and analyzed again during the 48-hour window showed increased test score values. As Robert will explain shortly, the next study will have the test results performed at the clinical trial site using the cassette-based test, so this should no longer be an issue.

Finally, we were able to mathematically correct the AppyScore values in the current trial, to yield adjusted performance values for AppyScore.  These adjusted results showed a sensitivity of 91%, specificity of 28% and NPV of 89%. These results are very much in line with what was seen in the 2008 study.

In conclusion, I was a member of a panel of emergency medicine specialists that Aspen convened late last year to give an opinion on the clinical value of AppyScore. Here’s an excerpt from our report,

“There is a clinical need for better tools to help distinguish patients who should proceed to CT or further diagnostic assessment from those for whom limited or no further diagnostic evaluation related to the diagnosis of appendicitis is necessary.  The AppyScore™ Test has the potential to fill this need by providing clinically useful information that, when used appropriately, could affect patient management in the Emergency Department by identifying a subset of patients who are very unlikely to have acute appendicitis”.

Based on the adjusted data from the current trial, I believe this statement is still true. Thank you and let me turn the discussion back to Dr. Caspari.

Robert Caspari
Thank you Dr. Lewis for that overview. I would like to echo what both Steve and Dr. Lewis have communicated. We continue to believe that the AppyScore test could be a potentially meaningful clinical tool to evaluate patients presenting to the emergency department with suspected appendicitis. We feel confident that we have identified the causal factors that led to variability in the study which resulted in decreased specificity—namely—transportation shipping conditions and the length of sample delivery time from the hospital sites to the central lab. Most importantly, we believe the cassette-based test will eliminate the issues encountered with the ELISA-test in this most recent trial.

The cassette-based test offers many benefits over an ELISA-based test and, as Steve mentioned, the cassette-based test is the version of AppyScore that the company has intended to commercialize. In preliminary side-by side testing, the cassette test consistently outperforms the Company’s ELISA-based test with tighter coefficients of variation—or CV’s—and more consistent operator to operator results.

We plan to take the cassette test and instrument platform into the field for use in actual hospital laboratory settings later this year. In fact, we are currently testing the platform using fresh samples in collaboration with a local hospital. This early work will allow us to optimize the user interface and work flow as we advance the system to meet the work flow needs of the emergency department.

Moving forward, the clinical trial of the cassette-based test will be designed to support a stand-alone 510(k) submission. Assuming success in field testing, we plan to initiate a pivotal clinical trial of the cassette-based test in 2011. We believe our existing relationships with many highly qualified hospitals, will allow this trial process to advance as efficiently as possible. I will now turn the call back over to Steve to close.

Steve Lundy:
Thank you Robert and Dr. Lewis. We’ve learned a lot over the last weeks as we conducted the post-hoc analysis and, in the end, I believe we ran a very good trial despite the challenges. The clinical trial sites performed very well, our investigators were top-notch and, in the post hoc analysis, we confirmed that the assay performs at a level of clinical utility that can be commercialized. That said, we should have caught the shipping issue and we did not. As the new CEO of Aspen, I will ensure that our cassette-based test is thoroughly field tested and that we are 100% ready to tackle the cassette trial. We are disappointed that our current path does not lead us to immediate clearance, but looking forward, we continue to be very excited about the prospects for AppyScore.

Emergency medicine physicians consistently indicate the need and desire for better diagnostic tools to help identify patients at low risk for appendicitis who might then avoid the radiation risks of CT scanning. We believe AppyScore—the first blood-based diagnostic in development for appendicitis—has the potential to add new information to the equation for the physician—helping to improve physicians’ evaluation of appendicitis while potentially reducing patients’ exposure to radiation from CT scans and reducing overall health care costs. With that, I thank you for your time. Operator, we are ready for our first question.

Q&A session – moderated by Steve
Operator:
This concludes the question and answer portion of our call. I will now turn the call back over to Steve Lundy, Chief Executive Officer of AspenBio Pharma to close.

Steve Lundy:
Thank you <<Operator>> and thank you to all our participants on today’s call. We appreciate you taking the time join us today. It’s never easy to launch a new test. We have run into obstacles along the way, but we have the right team in place and we are committed to advancing AppyScore as we believe it can offer emergency department physicians a much needed tool to evaluate patients presenting to the emergency department with suspected appendicitis. We look forward to keeping you apprised of our progress. Thank you. Operator – this concludes our call.